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                                                                 EXHIBIT 10.1(b)

   AMENDMENT NO. 1 TO AMENDED AND RESTATED MOTOR VEHICLE INSTALLMENT CONTRACT
                          LOAN AND SECURITY AGREEMENT

This Amendment is entered into by and between General Electric Capital Corporation, a New York corporation ("Lender"), and Ugly Duckling Corporation successor in interest to Ugly Duckling Holdings, Inc. ("Ugly Duckling") a Delaware corporation, Duck Ventures, Inc. ("Ventures"), Champion Acceptance Corporation ("CAC") formerly known as Ugly Duckling Credit Corporation, Ugly Duckling Car Sales, Inc. ("Sales"), and Champion Financial Services, Inc. ("Champion"), all Arizona corporations, and Ugly Duckling Car Sales Florida, Inc. ("Car Sales Florida") a Florida corporation and Ugly Duckling Car Sales Texas, L.L.P. ("Car Sales Texas"), an Arizona limited liability partnership, and Ugly Duckling Car Sales New Mexico, Inc. ("Car Sales New Mexico), a New Mexico corporation, Ugly Duckling Car Sales Californbia, Inc., ("Car Sales California, a California corporation, and Ugly Duckling Car Sales Georgia, Inc. ("Car Sales Georgia"), a Georgia corporation (Collectively, "Borrower").

                                    RECITALS

         A. Borrower and Lender entered into an Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement dated as of August 15, 1997, as amended (the "Agreement") pursuant to which Lender agreed to make Advances to Borrower on the terms and conditions set forth in the Agreement.

         B. Borrower and Lender desire to amend certain provisions of the Agreement pursuant to the terms set forth in this Amendment.

         In consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

         1. Defined Terms. Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the same meaning given to such term(s) in the Agreement.

         2. Amendment to Agreement. Effective as of the date hereof, the Agreement is hereby amended as follows:

         (a) Borrowing Base. The definition of "Borrowing Base" in Section 16.0 of the Agreement is hereby amended in its entirety to read as follows:

                  "BORROWING BASE: the amount equal to the lesser of (i) One Hundred Million Dollars ($100,000,000.00) minus the Guaranty Liability, or (ii)
(A) sixty-five percent (65%) of the Outstanding Principal Balance of all Eligible Contracts during the time they are included in the Borrowing Base pursuant to Section 3.1, which Eligible Contracts are originated by any Affiliate of Borrower which is a captive Dealer to Borrower, or (B) eighty-six percent (86%) of the Outstanding Principal Balance of all Eligible Contracts not to exceed on hundred seven percent (107%) of wholesale Kelly Blue Book for all such Eligible Contracts in the aggregate during the time they are included in the Borrowing Base pursuant to Section 3.1 which Eligible Contracts are purchased by Borrower from Dealers who are not Affiliates of Borrower through

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Champion Financial Services, Inc., (C) seventy-five percent (75%) of the
Outstanding Principal Balance of all Eligible Contracts during the time they are included in the Borrowing Base pursuant to Section 3.1, which Eligible Contracts were purchased from Seminole Finance, or (D) a percentage, as determined by Lender in its sole discretion and not to exceed ninety-eight percent (98%) of Borrower's Net Investment of Bulk Purchase Contracts, excluding any premium or goodwill paid by Borrower.

         (b) Guaranty Liability: The definition of "Guaranty Liability" shall be added in its proper alphabetical order in Section 16.0 of the Agreement as follows:

         "GUARANTY LIABILITY: Borrower's contingent liability to Lender under the Guaranty dated December ___, 1997, which as of December 18, 1997 is Ten Million Dollars ($10,000,000.00).

         3. Incorporation of Amendment: The parties acknowledge and agree that this Amendment is incorporated into and made a part of the Agreement, the terms and provisions of which, unless expressly modified herein, or unless no longer applicable by their terms are hereby affirmed and ratified and remain in full force and effect. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision of the Agreement, the terms and provisions of this Amendment shall control. Each reference to the Agreement shall be a reference to the Agreement as amended by this Amendment. This Amendment, taken together with the unamended provisions of the Agreement which are affirmed and ratified by Borrower, contains the entire agreement among the parties regarding the transactions described herein and supersedes all prior agreements, written or oral, with respect thereto.

         4. Borrower Remains Liable. Borrower hereby confirms that the Agreement and each document executed by Borrower in connection therewith continue unimpaired and in full force and effect and shall cover and secure all of Borrower's existing and future obligations to Lender.

         5. Headings. The paragraph headings contained in this Amendment are for convenience of reference only and shall not be considered a part of this Amendment in any respect.

         6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Arizona. Nothing herein shall preclude Lender from bringing suit or taking other legal action in any jurisdiction.

         7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of December 22, 1997.
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GENERAL ELECTRIC CAPITAL
CORPORATION                                 UGLY DUCKLING CAR SALES, INC.

By:  /s/ Farhan Hassen, AE                  By:  /s/ Steven P. Johnson
Title:  AE                                           Title:  Secretary

UGLY DUCKLING CORPORATION                   UGLY DUCKING CAR SALES NEW
                                            MEXICO, INC.

By:  /s/ Steven P. Johnson                  By:  /s/ Steven P. Johnson
Title:  Secretary                           Title:  Secretary

DUCK VENTURES, INC.                         CHAMPION FINANCIAL SERVICES, INC.

By:  /s/ Steven P. Johnson                  By:  /s/ Steven P. Johnson
Title:  Secretary                           Title:  Secretary

CHAMPION ACCEPTANCE                         UGLY DUCKLING CAR SALES FLORIDA,
CORPORATION formerly known as               INC.
UGLY DUCKLING CREDIT
CORPORATION

By:  /s/ Steven P. Johnson                  By:  /s/ Steven P. Johnson
Title:  Secretary                           Title:  Secretary

UGLY DUCKLING CAR SALES                     UGLY DUCKLING CAR SALES CALIFORNIA,
TEXAS, L.L.P.                               INC.

By:  Ugly Duckling Car Sales, Inc.          By:  /s/ Steven P. Johnson
Its:  General Partner                                Title:  Secretary

By:  /s/ Steven P. Johnson                  UGLY DUCKLING CAR SALES GEORGIA,
Title:  Secretary                           INC.

                                            By:  /s/ Steven P. Johnson
                                            Title:  Secretary